Exhibit 99.1

WILLIAM LYON HOMES REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

NEWPORT BEACH, CA—February 20, 2015—William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its 2014 fourth quarter and full year ended December 31, 2014.

2014 Fourth Quarter Highlights (Comparison to 2013 Fourth Quarter)

•	Net income available to common stockholders of $18.0 million, or $0.52 per diluted share

•	Consolidated revenue of $360.0 million, up 72%

•	Home sales revenue of $352.5 million, up 93%

•	New home deliveries of 717 homes, up 83%

•	Average sales price (ASP) of new homes delivered of $491,600, up 5%

•	Homebuilding gross margin of $67.0 million, up 48%

•	Homebuilding gross margin percentage of 19.0%

•	Adjusted homebuilding gross margin percentage of 23.5%

•	Dollar value of orders of $216.8 million, up 27%

•	Net new home orders of 467, up 60%

•	Average sales locations of 55, up 77%

•	Dollar value of homes in backlog of $260.1 million, up 30%

•	SG&A percentage of 10.4%

•	Adjusted EBITDA of $48.9 million

2014 Full Year Highlights (Comparison to 2013 Full Year)

•	Net income available to common stockholders of $44.6 million, or $1.34 per diluted share

•	Consolidated revenue of $896.7 million, up 57%

•	Home sales revenue of $857.0 million, up 64%

•	New home deliveries of 1,753 homes, up 29%

•	Average sales price (ASP) of new homes delivered of $488,900, up 28%

•	Homebuilding gross margin of $179.5 million, up 55%

•	Homebuilding gross margin percentage of 20.9%

•	Adjusted homebuilding gross margin percentage of 25.2%

•	Dollar value of orders of $810.7 million, up 35%

•	Net new home orders of 1,677, up 27%

•	Average sales locations of 44, up 76%

•	SG&A percentage of 11.7%

•	Adjusted EBITDA of $122.7 million

“We are extremely pleased with our fourth quarter results, which mark our highest quarterly home sales revenue and deliveries since the fourth quarter of 2007,” said William H. Lyon, Chief Executive Officer. “Home sales revenue increased by 93% to $352.5 million and deliveries increased by 83% to 717 units, both of which exceeded our expectations. We continue to improve our year-over-year performance across a number of key operational and financial metrics including net new home orders, the dollar value of orders and backlog, and community count. In addition, we generated net income of $18.0 million, or $0.52 per diluted share for the fourth quarter.” Mr. Lyon continued, “2014 was a transformational year for William Lyon Homes as we expanded our geographic footprint with the acquisition of Polygon Northwest Homes, and through our Coastal California infill portfolio acquisition. We are well positioned to capitalize on the continued housing recovery.”

Matthew R. Zaist, President and Chief Operating Officer stated, “In 2014, we delivered strong execution on our growth strategy, generating net income of $44.6 million, while also increasing our community count to 56 locations and delivering over 1,750 homes.” Mr. Zaist continued, “As we turn our attention to the execution of our 2015 objectives, we are focused on opening new communities and driving meaningful increases in orders, deliveries, revenue and net income.”

Operating Results

Home sales revenue for the fourth quarter of 2014 nearly doubled to $352.5 million, as compared to $182.9 million in the year-ago period. Our performance was driven by an 83% increase in the number of deliveries to 717 homes and a 5% increase in the average sales price of homes delivered to $491,600 in the quarter, compared to 391 homes delivered and a $467,700 average sales price, respectively, in the year-ago period. The fourth quarter of 2014 represented our first full quarter including the operating results of our recently acquired Washington and Oregon divisions, which generated revenues during the quarter of $93.4 million, consisting of 261 homes delivered at an average sales price of $357,900.

The dollar value of our orders for the fourth quarter of 2014 was $216.8 million, an increase of 27%, from $170.5 million in the year-ago period. Net new home orders for the quarter were 467, up 60% from 292 in the fourth quarter of 2013. The overall increase in net new home orders was driven by an increase in community count to 55 average sales locations, from 31 in the year-ago period and consistent absorption of 0.7 sales per project per week in both periods. We ended the year with 56 active selling communities, a 75% increase as compared to 32 active selling communities at the end of 2013.

The dollar value of homes in backlog was $260.1 million as of December 31, 2014, an increase of 30% compared to $199.5 million as of December 31, 2013. The increase was driven by a 30% increase in units in backlog to 478 from 368 in the year-ago period and a relatively stable average sales price of homes in backlog of $544,200, as compared to $542,200 in the year-ago period.

Homebuilding gross margins for the fourth quarter of 2014 were 19.0%. In conjunction with the adoption of purchase accounting related to the Polygon acquisition, GAAP margins were impacted by 170 basis points during the quarter. Adjusted homebuilding gross margin percentage was 23.5% during the fourth quarter of 2014.

SG&A expense during the fourth quarter of 2014 was 10.4% of homebuilding revenue, an improvement of 130 basis points from 11.7% in the year-ago quarter. Breaking down the components of SG&A, sales and marketing expense was 5.1% of homebuilding revenue during the quarter, compared to 4.7% in the year-ago quarter, driven primarily by higher advertising costs and outside broker commissions. General administrative expenses decreased to 5.3% of homebuilding revenue, compared to 7.0% in the year-ago quarter, as we continued to leverage off of a larger operating platform with a lower relative cost structure.

Balance Sheet Update

At year end, cash, cash equivalents and restricted cash totaled $53.3 million, real estate inventories totaled $1.4 billion, total debt was $940.1 million and total equity was almost $600.0 million. During the fourth quarter we executed a registered public offering of tangible equity units which generated net proceeds of approximately $111.4 million to the Company, which we used to pay off in full the senior unsecured bridge loan facility that we had entered into in connection with the closing of the Polygon Northwest Homes acquisition. At December 31, 2014, net debt to net book capitalization was 59.8%, and total debt to total book capitalization was 61.2%.

Conference Call

The Company will host a conference call to discuss these results today, Friday, February 20, 2015 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (877) 280-4961 or (857) 244-7314, passcode #27184096, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site. A replay of the call will be available through March 5, 2015 by dialing (888) 286-8010 or (617) 801-6888, passcode #50466741. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Seattle and Portland. The Company has a distinguished legacy of more than 59 years of homebuilding operations, over which time it has sold in excess of 93,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand, and Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Financial data included herein includes the Washington and Oregon operations from August 12, 2014 (date of the Polygon Northwest Homes acquisition) through December 31, 2014. There were no operations in the Company’s Washington and Oregon divisions for the three or twelve months ended December 31, 2013; therefore, period-over-period comparisons for Washington and Oregon are not meaningful (“N/M”) as indicated in the comparative tables in the schedules attached to this release.

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information contain forward-looking statements, including, but not limited to, statements related to: market and industry trends, the anticipated financial and operating results from execution of the Company’s growth strategy and focus on markets in the Western United States, the continued housing market recovery, expected community count growth, anticipated operating results for the first quarter of 2015 and the spring selling season, expected SG&A percentage, and the anticipated benefits to be realized from the consummation of the Polygon Northwest acquisition. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: our ability to realize the anticipated benefits from the acquisition of Polygon Northwest; our ability to integrate successfully the Polygon Northwest operation with our existing operations; any adverse effect on our business operations, or those of Polygon Northwest, following consummation of the acquisition; worsening in general economic conditions either nationally or in regions in which we operate; conditions in our newly entered markets and newly acquired operations; worsening in markets for residential housing; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry and credit markets; uncertainties in the capital and securities markets; terrorism or other hostilities involving the United States; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; the availability of labor and homebuilding materials; adverse weather conditions; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; changes in governmental laws and regulations; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; whether we are able to refinance the outstanding balances of our debt obligations at their maturity; anticipated tax refunds; limitations on our ability to utilize our tax attributes; limitations on our ability to reverse any remaining portion of our valuation allowance with respect to our deferred tax assets; the timing of receipt of regulatory approvals and the opening of projects; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

Lisa Mueller

Financial Profiles, Inc.

(310) 622-8231

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013
Operating revenue
Home sales	$352,479	$182,876
Lots, land and other sales	—	15,444
Construction services	7,542	11,094

	360,021	209,414

Operating costs
Cost of sales — homes	(285,448)	(137,564)
Cost of sales — lots, land and other	—	(11,854)
Construction services	(5,965)	(8,126)
Sales and marketing	(17,945)	(8,620)
General and administrative	(18,745)	(12,754)
Transaction expenses	(64)	—
Amortization of intangible assets	(520)	(681)
Other	(574)	(420)

	(329,261)	(180,019)

Operating income	30,760	29,395
Other income, net	1,068	253

Income before (provision) benefit from income taxes	31,828	29,648
(Provision) beneft from income taxes	(11,018)	88,668

Net income	20,810	118,316
Less: Net income attributable to noncontrolling interests	(2,805)	(1,592)

Net income available to common stockholders	$18,005	$116,724

Income per common share:
Basic	$0.54	$3.77
Diluted	$0.52	$3.64
Weighted average common shares outstanding:
Basic (1)	33,439,411	30,987,546
Diluted (1)	34,851,823	32,058,724

(1) In conjunction with the issuance of Tangible Equity Units by the Company in November 2014, weighted average common shares outstanding increased as follows:

	Basic	Diluted
Three Months Ended December 31, 2014	2,191,835	2,425,758

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

	Year Ended December 31, 2014	Year Ended December 31, 2013
	(unaudited)
Operating revenue
Home sales	$857,025	$521,310
Lots, land and other sales	1,926	18,692
Construction services	37,728	32,533

	896,679	572,535

Operating costs
Cost of sales — homes	(677,531)	(405,496)
Cost of sales — lots, land and other	(1,529)	(14,692)
Construction services	(30,700)	(25,598)
Sales and marketing	(45,903)	(26,102)
General and administrative	(54,626)	(40,770)
Transaction expenses	(5,832)	—
Amortization of intangible assets	(1,814)	(1,854)
Other	(2,319)	(2,166)

	(820,254)	(516,678)

Operating income	76,425	55,857
Interest expense, net of amounts capitalized	—	(2,602)
Other income, net	1,898	510

Income before reorganization items	78,323	53,765
Reorganization items, net	—	(464)

Income before (provision) benefit from income taxes	78,323	53,301
(Provision) benefit from income taxes	(23,797)	82,302

Net income	54,526	135,603
Less: Net income attributable to noncontrolling interests	(9,901)	(6,471)

Net income attributable to William Lyon Homes	44,625	129,132
Preferred stock dividends	—	(1,528)

Net income available to common stockholders	$44,625	$127,604

Income per common share:
Basic	$1.41	$5.16
Diluted	$1.34	$4.95
Weighted average common shares outstanding:
Basic (1)	31,753,110	24,736,841
Diluted (1)	33,236,343	25,796,197

(1) In conjunction with the issuance of Tangible Equity Units by the Company in November 2014, weighted average common shares outstanding increased as follows:

	Basic	Diluted
Twelve Months Ended December 31, 2014	552,463	611,424

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Cash and cash equivalents	$52,771	$171,672
Restricted cash	504	854
Receivables	21,250	16,459
Escrow proceeds receivable	2,915	4,380
Real estate inventories
Owned	1,404,639	671,790
Not owned	—	12,960
Deferred loan costs, net	15,988	9,575
Goodwill	60,887	14,209
Intangibles, net of accumulated amortization of $9,420 and $7,611 as of December 31, 2014 and 2013, respectively	7,657	2,765
Deferred income taxes, net, including valuation allowance of $1,626 and $3,959 at December 31, 2014 and 2013, respectively	88,039	95,580
Other assets, net	19,777	10,167

Total assets	$1,674,427	$1,010,411

LIABILITIES AND EQUITY
Accounts payable	$51,814	$17,099
Accrued expenses	85,366	60,203
Liabilities from inventories not owned	—	12,960
Notes payable	39,235	38,060
Subordinated Amortizing Notes (1)	20,717	—
5 3/4% Senior Notes due April 15, 2019	150,000	—
8 1/2% Senior Notes due November 15, 2020	430,149	431,295
7% Senior Notes due August 15, 2022	300,000	—

	1,077,281	559,617

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2014 and 2013, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 28,073,438 and 27,622,283 shares issued, 27,487,257 and 27,216,813 shares outstanding at December 31, 2014 and 2013, respectively	281	276
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,844 shares issued and outstanding at December 31, 2014 and 2013, respectively	38	38
Additional paid-in capital (1)	408,969	311,863
Retained earnings	160,627	116,002

Total William Lyon Homes stockholders’ equity	569,915	428,179
Noncontrolling interests	27,231	22,615

Total equity	597,146	450,794

Total liabilities and equity	$1,674,427	$1,010,411

(1)	In conjunction with the issuance of Tangible Equity Units in November 2014, the Company recorded $20.7 million as Subordinated Amortizing Notes and $90.7 million as Additional Paid in Capital for the year ended December 31, 2014.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2014	2013
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	717	391	83%

Home sales revenue	$352,479	$182,876	93%
Cost of sales (excluding interest and purchase accounting adjustments)	(269,543)	(125,365)	115%

Adjusted homebuilding gross margin (2)	$82,936	$57,511	44%

Adjusted homebuilding gross margin percentage (2)	23.5%	31.4%	(25%)

Interest in cost of sales	(10,014)	(11,124)	(10%)
Purchase accounting adjustments	(5,891)	(1,075)	448%

Gross margin	$67,031	$45,312	48%

Gross margin percentage	19.0%	24.8%	(23%)

Number of homes closed
California	287	188	53%
Arizona	50	102	(51%)
Nevada	73	74	(1%)
Colorado	46	27	70%
Washington	111	—	NM
Oregon	150	—	NM

Total	717	391	83%

Average sales price of homes closed
California	$604,900	$652,000	(7%)
Arizona	254,700	266,800	(5%)
Nevada	681,300	293,600	132%
Colorado	500,400	420,500	19%
Washington	413,400	—	NM
Oregon	316,700	—	NM

Total	$491,600	$467,700	5%

Number of net new home orders
California	155	182	(15%)
Arizona	41	38	8%
Nevada	37	49	(24%)
Colorado	40	23	74%
Washington	92	—	NM
Oregon	102	—	NM

Total	467	292	60%

Average number of sales locations during period
California	19	14	36%
Arizona	5	6	(17%)
Nevada	9	7	29%
Colorado	12	4	200%
Washington	5	—	NM
Oregon	5	—	NM

Total	55	31	77%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Year Ended December 31,
	2014	2013
	Consolidated Total	Combined Total	Percentage % Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	1,753	1,360	29%

Home sales revenue	$857,025	$521,310	64%
Cost of sales (excluding interest and purchase accounting adjustments)	(641,042)	(366,728)	75%

Adjusted homebuilding gross margin (2)	$215,983	$154,582	40%

Adjusted homebuilding gross margin percentage (2)	25.2%	29.7%	(15%)

Interest in cost of sales	(26,510)	(31,853)	(17%)
Purchase accounting adjustments	(9,979)	(6,915)	44%

Gross margin	$179,494	$115,814	55%

Gross margin percentage	20.9%	22.2%	(6%)

Number of homes closed
California	840	451	86%
Arizona	217	448	(52%)
Nevada	236	291	(19%)
Colorado	95	170	(44%)
Washington	154	—	NM
Oregon	211	—	NM

Total	1,753	1,360	29%

Average sales price
California	$594,000	$582,000	2%
Arizona	264,900	246,400	8%
Nevada	516,200	268,500	92%
Colorado	489,100	413,400	18%
Washington	427,800	—	NM
Oregon	314,800	—	NM

Total	$488,900	$383,300	28%

Number of net new home orders
California	792	597	33%
Arizona	201	340	(41%)
Nevada	237	273	(13%)
Colorado	152	115	32%
Washington	134	—	NM
Oregon	161	—	NM

Total	1,677	1,325	27%

Average number of sales locations during period
California	17	9	89%
Arizona	6	6	0%
Nevada	9	6	50%
Colorado	8	4	100%
Washington	2	—	NM
Oregon	2	—	NM

Total	44	25	76%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of December 31,
	2014	2013
	Consolidated Total	Consolidated Total	Percentage % Change
Backlog of homes sold but not closed at end of period
California	158	206	(23%)
Arizona	47	63	(25%)
Nevada	73	72	1%
Colorado	84	27	211%
Washington	62	—	NM
Oregon	54	—	NM

Total	478	368	30%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$93,912	$131,174	(28%)
Arizona	13,408	17,676	(24%)
Nevada	62,847	37,514	68%
Colorado	37,935	13,159	188%
Washington	34,309	—	NM
Oregon	17,716	—	NM

Total	$260,127	$199,523	30%

Lots owned and controlled at end of period
Lots owned
California	2,140	1,935	11%
Arizona	5,421	5,376	1%
Nevada	2,941	2,828	4%
Colorado	979	762	28%
Washington	1,427	—	NM
Oregon	1,195	—	NM

Total	14,103	10,901	29%

Lots controlled
California	1,538	1,853	(17%)
Arizona	—	210	(100%)
Nevada	156	285	(45%)
Colorado	183	498	(63%)
Washington	728	—	NM
Oregon	834	—	NM

Total	3,439	2,846	21%

Total lots owned and controlled
California	3,678	3,788	(3%)
Arizona	5,421	5,586	(3%)
Nevada	3,097	3,113	(1%)
Colorado	1,162	1,260	(8%)
Washington	2,155	—	NM
Oregon	2,029	—	NM

Total	17,542	13,747	28%

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013
Net income attributable to William Lyon Homes	$18,005	$116,724	$44,625	$129,132
Net cash provided by (used in) operating activities	$19,317	$(9,614)	$(161,872)	$(174,533)
Interest incurred	$26,741	$9,365	$65,559	$31,875
Adjusted EBITDA (1)	$48,933	$43,453	$122,696	$95,793
Adjusted EBITDA Margin (2)	13.6%	20.7%	13.7%	16.7%
Ratio of adjusted EBITDA to interest incurred	1.83	4.64	1.87	3.01

Balance Sheet Data

	December 31, 2014	December 31, 2013
Cash, cash equivalents and restricted cash	$53,275	$172,526
Total William Lyon Homes stockholders’ equity	569,915	428,179
Noncontrolling interest	27,231	22,615
Total debt	940,101	469,355

Total book capitalization	$1,537,247	$920,149

Ratio of debt to total book capitalization	61.2%	51.0%
Ratio of debt to total book capitalization (net of cash)	59.8%	39.7%

(1)	Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) one-time cash transaction expenses related to the acquisition of Polygon Northwest Homes, (vii) loss on sale of fixed asset, (viii) non-cash purchase accounting adjustments, (ix) cash distributions of income from unconsolidated joint ventures, and (x) equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income attributable to William Lyon Homes to adjusted EBITDA is provided in the following table:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013
Net income attributable to William Lyon Homes	$18,005	$116,724	$44,625	$129,132
Provision (benefit) from income taxes	11,018	(88,668)	23,797	(82,302)
Interest expense:
Interest incurred	26,741	9,365	65,559	31,875
Interest capitalized	(26,741)	(9,365)	(65,559)	(29,273)
Amortization of capitalized interest included in cost of sales	10,014	11,124	26,510	31,853
Stock based compensation	3,342	1,587	6,114	3,794
Loss on sale of fixed asset	—	—	—	4
Depreciation and amortization	801	1,611	6,041	3,795
Transaction expenses	64	—	5,832	—
Non-cash purchase accounting adjustments	5,891	1,075	9,979	6,915
Cash distributions of income from unconsolidated joint ventures	207	—	353	—
Equity in income of unconsolidated joint ventures	(409)	—	(555)	—

Adjusted EBITDA	$48,933	$43,453	$122,696	$95,793